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                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

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                                        FORM 8-K

                   Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act of 1934

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                                     KAMAN CORPORATION
                    (Exact name of issuer as specified in its charter)


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                  Connecticut             0-1093                06-0613548
                  (State of            (Commission         (I.R.S.Employer
                  Incorporation)       File Number)        Identification No.)



                                        Blue Hills Avenue
                                      Bloomfield, CT  06002
                            (Address of principal executive offices)



             Registrant's telephone number, including area code:(203)243-7100


                                           Not Applicable
               (Former name or former address, if changes since last report.)


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                        INFORMATION TO BE INCLUDED IN THE REPORT


             Item 5.  Other Events.

             On January 20, 1995, the Company announced that it will take a pre-tax charge of approximately $44 million to write-down its investment in its subsidiary, Raymond Engineering Inc.
             and to merge Raymond Engineering Inc. into another subsidiary, Kaman Aerospace Corporation. As a result of this charge the Company announced that it expects to report a net loss of between $1.50 and $1.55 per common share for the fourth quarter of 1994 and a net loss of between $.90 and $.95 per common share for the year ended December 31, 1994.
             A copy of the Company's press release, dated January 20, 1995, announcing the write-down is filed as Exhibit 99 hereto, and the full text of such press release is incorporated herein by reference.

            Item 7.  Financial Statements and Exhibits.

            (a)  Financial Statements of Businesses Acquired.

                 NOT APPLICABLE.

            (b)  Pro Forma Financial Information.

                 NOT APPLICABLE.

            (c)  Exhibits.

                 The following document is filed as an Exhibit to this
                 Report:

                 Exhibit 99 - Press Release of the Company,
                              dated January 20, 1995


                                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf, by the undersigned, thereunto duly authorized.

                                   KAMAN CORPORATION

                                   By:  Harvey S. Levenson,
                                        President

          Dated:  January 20, 1995
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                                     EXHIBIT INDEX




             Exhibit    Description
             ________________________________________________________________


              99         Press Release of the Company, dated January 20, 1995

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